UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 12, 2024, Avalo Therapeutics, Inc. (the “Company”) issued a press release announcing that the Company has received $69.4 million in gross proceeds from the full exercise of the warrants issued in a March 2024 private placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As of November 8, 2024, Avalo has 10,463,633 shares of common stock outstanding and 24,895.92 shares of Series C Preferred Stock outstanding. Each share of Series C Preferred Stock is convertible into 1,000 shares of common stock, subject to beneficial ownership limitations.

On November 12, 2024, the Company posted on its website an updated investor presentation (the “Investor Presentation”). The Investor Presentation will be used from time to time in meetings with investors. A copy of the Investor Presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

99.1	Press Release dated November 12, 2024.

99.2	Investor Presentation.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: November 12, 2024	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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